CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-109919 on Form S-2 of our report dated February 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), relating to the consolidated financial statements and financial statement schedules of Hartford Life Insurance Company, included in the Annual Report on Form 10-K of Hartford Life Insurance Company for the year ended December 31, 2004, and to the use of our report dated February 24, 2005, relating to the financial statements of Hartford Life Insurance Company appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
April 4, 2005